Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linkhome Holdings Inc.

We hereby consent to the incorporation of our report dated March 24, 2025, in the Post-Effective Amendment No. 6 to Registration Statement on Form S-1, relating to the consolidated financial statements of Linkhome Holdings Inc. as of and for the years ended December 31, 2024, and 2023.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Los Angeles County, California

July 18, 2025